Exhibit 99.1

Media Contact: Sheila Odom, 402.458.2329
Investors Contact: Cheryl Watson, 317.469.2064

For immediate release

NELNET REPORTS SUBSTANTIAL GROWTH IN NET INCOME AND STUDENT LOAN ASSETS

Lincoln, NE - Nelnet, Inc. (NYSE: NNI) today announced that base net income for the first nine months of 2004 was $130.1 million, or $2.43 per share, compared with $18.3 million, or $0.41 per share, in the prior year. For the first nine months of 2004, net income was $102.0 million, or $1.90 per share, compared with net income of $16.8 million, or $0.37 per share, for the same period a year ago.

Net income excluding derivative market value adjustments, amortization of intangible assets, and variable-rate floor income items, which the company defines as base net income, was $34.0 million, or $0.63 per share, for the third quarter of 2004 compared with $3.8 million, or $0.08 per share, in the prior year. Net income including these items was $7.6 million, or $0.14 per share for the third quarter of 2004, compared with a net loss of $1.1 million, or $0.03 per share, for the same period a year ago. A description of base net income and a reconciliation of GAAP net income to base net income are included later in the release.

"As we review the quarter, two things in particular stand out," said Steve Butterfield, Nelnet Vice Chairman and Co-CEO. "Net income and student loan assets were both up substantially, clearly demonstrating the strength of our core business."

Net student loan assets at September 30, 2004 were $12.8 billion, up 27 percent, or $2.7 billion, from $10.1 billion the year before. Since the beginning of 2004, Nelnet's net student loan assets increased 22 percent, or $2.3 billion.

"We continue to be excited about Nelnet's organic student loan asset growth," Butterfield said. "This is a key driver of future earnings and is the result of the success of our indirect and direct marketing strategies. Combined, our origination channels - direct to consumer, brand, and forward flow - have grown in line with our expectations."

 "Our strong performance in the third quarter reflects the strength of our business and our focus on business-as-usual," Butterfield said. "In addition, last week we announced an agreement to acquire EDULINX Canada Corporation, the largest servicer of government sponsored student loans in Canada. While EDULINX is expected to make a positive, though not material, contribution to net income in 2005, it adds volume to our servicing and fee-based business and opens new market opportunities."

Nelnet prepares financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the company's GAAP-based financial information, management and analysts also evaluate the company on certain non-GAAP performance measures that are referred to as base income adjustments. While base net income is not a substitute for reported results under GAAP, Nelnet provides this information as additional information regarding our financial results.

Nelnet's base net income is a non-GAAP financial measure and may not be comparable to similarly titled measures reported by other companies. Nelnet's base net income presentation does not represent another comprehensive basis of accounting.

The derivative market value adjustment on the company's consolidated statements of income represents unrealized losses in the fair value of derivative instruments of $39.2 million year-to-date 2004 and $40.2 million for the third quarter of 2004. While derivative gains or losses do not impact the base income of the company as they fluctuate, they will continue to be reflected in our operating results.

Amortization expense related to intangible assets amounted to $6.4 million and $2.3 million for the nine months and quarter ended September 30, 2004, respectively. In 2003, such amortization expense for the corresponding periods was $10.0 million and $2.8 million.

Net interest income includes variable-rate floor income, or floor income generated by the annual reset of borrower rates on July 1, of $348,000 for the nine months ended September 30, 2004 compared to $12.7 million for the same period a year ago. No variable-rate floor income was earned in the third quarters of 2004 and 2003.

The following table provides a reconciliation of GAAP net income (loss) to base net income.

                                                    Three Months Ended       Nine Months Ended
                                                       September 30,           September 30,
                                                  ----------------------  -----------------------
                                                      2004       2003        2004         2003
                                                  ----------  ----------  -----------  ----------
                                                                   (UNAUDITED)
                                                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

GAAP net income (loss)                            $   7,637   $  (1,133)  $  102,011    $ 16,771
Base adjustments:
    Impact of derivative market value adjustments    40,183       5,131       39,209       5,131
    Amortization of intangible assets                 2,275       2,785        6,432       9,981
    Impact of variable-rate floor income                  -           -         (348)    (12,700)
                                                  ----------  ----------  -----------  ----------
Total base adjustments before income taxes           42,458       7,916       45,293       2,412
Net tax effect (a)                                  (16,134)     (3,008)     (17,211)       (917)
                                                  ----------  ----------  -----------  ----------
Total base adjustments                               26,324       4,908       28,082       1,495
                                                  ----------  ----------  -----------  ----------
    Base net income                               $  33,961   $   3,775   $  130,093   $  18,266
                                                  ==========  ==========  ===========  ==========

    Base earnings per share, basic and diluted    $    0.63   $    0.08   $     2.43   $    0.41
                                                  ==========  ==========  ===========  ==========

--------------------------------------------------

(a) Tax effect computed at 38%.

Nelnet will host a conference call to discuss this earnings release at 11:00 a.m. (Eastern) today. To access the call live, participants in the United States and Canada should dial 800.289.0493 and international callers should dial
913.981.5510 at least 15 minutes prior to the call. A live audio Web cast of the call will also be available at www.nelnetinvestors.net under the conference calls and Web casts menu. A replay of the conference call will be available between 2:00 p.m. (Eastern) today and 11:59 p.m. (Eastern) November 12. To access the replay via telephone within the United States and Canada, callers should dial 888.203.1112. International callers should dial 719.457.0820. All callers accessing the replay will need to use the confirmation code 996876. A replay of the audio Web cast will also be available at www.nelnetinvestors.net.

Supplemental financial information to this earnings release is available online at http://www.nelnetinvestors.net/releases.cfm?reltype=Financial.

                                       ###

Nelnet is one of the leading education finance companies in the United States and is focused on providing quality student loan products and services to students and schools nationwide. With over $14 billion in total assets, Nelnet originates in excess of $3 billion for itself and its service partners annually, and its servicing software is used by approximately 35 clients, including Nelnet, to service nearly $50 billion in student loans. Nelnet ranks among the nation's leaders in terms of total student loan assets.

Nelnet offers a broad range of student loan and financial services and technology-based products, including student loan origination and lending, guarantee servicing, and a suite of software solutions. Our products are designed to simplify the student loan process by automating financial aid delivery, loan processing, and funds disbursement. Our services help to facilitate and streamline education finance for all involved in the industry, including student and parent borrowers, lenders, financial aid officers, guaranty agencies, governmental agencies, servicers, and the capital markets.

Additional information is available at www.nelnet.net.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on Nelnet's operating results, performance, or financial condition are changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans.


CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                            Three Months Ended          Nine Months Ended
                                                               September 30,               September 30,
                                                        --------------------------  --------------------------
                                                            2004          2003          2004          2003
                                                        ------------  ------------  ------------  ------------
                                                                              (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Interest income:
    Loan interest, excluding variable rate floor income $   171,427   $   104,998   $   519,059   $   304,989
    Variable rate floor income                                    -             -           348        12,700
    Amortization of loan premiums                           (18,395)      (19,424)      (53,249)      (49,760)
    Investment interest                                       4,918         2,716        11,750        11,984
                                                        ------------  ------------  ------------  ------------
      Total interest income                                 157,950        88,290       477,908       279,913

Interest expense:
    Interest on bonds and notes payable                      68,545        47,309       169,940       151,484
                                                        ------------  ------------  ------------  ------------
      Net interest income                                    89,405        40,981       307,968       128,429

Less provision (recovery) for loan losses                     2,300         4,015        (1,006)        8,875
                                                        ------------  ------------  ------------  ------------
      Net interest income after provision (recovery)
      for loan losses                                        87,105        36,966       308,974       119,554
                                                        ------------  ------------  ------------  ------------
Other income (expense):
    Loan servicing and other fee income                      24,167        27,087        72,388        77,324
    Software services and other income                        8,391         4,565        18,998        13,676
    Derivative market value adjustments                     (40,183)       (5,131)      (39,209)       (5,131)
    Derivative settlements, net                             (16,031)         (524)      (19,389)         (524)
                                                        ------------  ------------  ------------  ------------
      Total other income (expense)                          (23,656)       25,997        32,788        85,345
                                                        ------------  ------------  ------------  ------------
Operating expenses:
    Salaries and benefits                                    25,060        35,901       101,865        92,749
    Other expenses                                           24,167        23,583        72,613        72,109
    Amortization of intangible assets                         2,275         2,785         6,432         9,981
                                                        ------------  ------------  ------------  ------------
      Total operating expenses                               51,502        62,269       180,910       174,839
                                                        ------------  ------------  ------------  ------------
      Income before income taxes                             11,947           694       160,852        30,060

Income tax expense                                            4,310         1,827        58,841        13,289
                                                        ------------  ------------  ------------  ------------
      Net income (loss)                                 $     7,637   $    (1,133)  $   102,011   $    16,771
                                                        ============  ============  ============  ============
      Earnings (loss) per share, basic and diluted      $      0.14   $     (0.03)  $      1.90   $      0.37
                                                        ============  ============  ============  ============

Weighted average shares outstanding                      53,648,788    45,038,488    53,644,056    45,019,823


CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                 As of          As of          As of
                                             September 30,   December 31,   September 30,
                                                 2004            2003          2003
                                             -------------  -------------  -------------
                                              (UNAUDITED)                   (UNAUDITED)
                                                        (DOLLARS IN THOUSANDS)

                  ASSETS
Student loans receivable, net                $ 12,793,704   $ 10,455,442   $ 10,059,920
Cash, cash equivalents, and investments           933,271      1,155,215        774,667
Other assets                                      387,821        321,529        318,410
                                             -------------  -------------  -------------
    Total assets                             $ 14,114,796   $ 11,932,186   $ 11,152,997
                                             =============  =============  =============

   LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
    Bonds and notes payable                  $ 13,526,343   $ 11,366,458   $ 10,892,347
    Other liabilities                             179,838        260,239        129,428
                                             -------------  -------------  -------------
      Total liabilities                        13,706,181     11,626,697     11,021,775
                                             -------------  -------------  -------------
Shareholders' equity                              408,615        305,489        131,222
                                             -------------  -------------  -------------
      Total liabilities and
      shareholders' equity                   $ 14,114,796   $ 11,932,186   $ 11,152,997
                                             =============  =============  =============

Average student loans                        $ 11,282,561   $  9,451,035   $  8,891,773
Return on average total assets                      1.04%          0.25%          0.21%
Return on average equity                            38.3%          19.4%          18.3%